EXHIBIT 5.1


                        [CENTURA BANKS, INC. LETTERHEAD]



                                 April 29, 1999


Centura Banks, Inc.
134 North Church Street
Rocky Mount, North Carolina 27804

Re: 141,938 Shares of the Common Stock, No Par Value Per Share of Centura Banks, Inc., a North Carolina Corporation ("Centura")

Ladies and Gentlemen:

        I am General Counsel of Centura, in which capacity I have participated in the preparation of a registration statement on Form S-8 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to 141,938 shares of Centura's common stock, no par value per share ("Centura Common Stock") which may be issued by Centura pursuant to the Virginia Beach Federal Savings and Loan Association 1981 Stock Option Plan, as amended, the Virginia Beach Federal Savings Bank 1991 Stock Option Plan, as amended, the Virginia Beach Federal Financial Corporation 1997 Directors Stock Compensation Plan, and the Virginia Beach Federal Financial Corporation 1998 Stock Option Plan (collectively, the "Plans").

        For purposes of rendering the opinion expressed herein, I have examined Centura's articles of incorporation and all amendments thereto, Centura's by-laws and amendments thereto, the Plans, and such of Centura's corporate records as I have deemed necessary and material to this opinion. I have relied upon certificates of public officials and representations of Centura officials, and have assumed that all documents examined by me as originals are authentic, that all documents submitted to me as photocopies are exact duplicates of original documents, and that all signatures on all documents are genuine.

        Further, I am familiar with, and have supervised all corporate action taken in connection with the authorization of the issuance and offering of the subject securities.

        Based upon and subject to the foregoing and subsequent assumptions, qualifications and exceptions, it is my opinion that:

        1. Centura is a duly organized and validly existing corporation in good standing under the laws of the State of North Carolina and has all requisite power and authority to issue, sell and deliver the subject securities, and to carry on its business and own its property; and


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        2. The shares of Centura Common Stock to be issued by Centura pursuant to the Plans have been duly authorized, and when issued by Centura in accordance therewith, such shares of Centura Common Stock will be fully paid and nonassessable.

        The opinions expressed above are limited by the following assumptions, qualifications, and exceptions:

        (a) I am licensed to practice law in the State of North Carolina and express no opinion with respect to the effect of the laws other than those of the State of North Carolina and of the United States of America;

        (b) The opinion stated herein is based upon statutes, regulations, rules, court decisions, and other authorities existing and effective as of the date of this opinion, and I undertake no responsibility to update or supplement said opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in a different opinion;

        (c) This opinion has been rendered solely for the benefit of Centura, and no other person or entity shall be entitled to rely hereon without my express written consent; and

        (d) This opinion is limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

        I hereby consent to being named as a party rendering a legal opinion under the caption "Interests of Named Experts and Counsel" in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

        As stated above, I am an officer of, and receive compensation from Centura and therefore am not independent from Centura.

                                Very truly yours,

                                CENTURA BANKS, INC.


                                By: /s/ JOSEPH A. SMITH, JR.
                                    ------------------------
                                        Joseph A. Smith, Jr.